Ministry Partners Investment Company, LLC

915 W. Imperial Highway

Brea, California 92821

December 8, 2023

[INVESTMENT ADVISER]

[Address]

Re: Master Client Referrals Agreement

Ladies and Gentlemen:

This letter confirms and comprises the agreement (this “Agreement”) between Ministry Partners Investment Company, LLC., a California limited liability company (the “Issuer”), Ministry Partners Securities, LLC, a Delaware limited liability company (“Managing Broker Dealer”) and [Registered Investment Adviser], a [ ] (the “Adviser”), regarding the offering and sale by the Issuer of up to $200,000,000 of the Issuer’s 2024 Debt Certificates (the “Securities”) offered under the Registration Statement on Form S-1 filed on November 17, 2023 (the “Offering”), as supplemented or amended from time to time.

1.	Purchase of Securities by the Adviser or the Adviser’s Clients.
1.1On the basis of the representations, warranties and covenants herein contained, but subject to the terms and conditions herein set forth, the Issuer hereby makes the Securities available for purchase (a “Purchase”) by the clients of the Adviser (a “Purchaser”) in an offering registered pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and applicable state blue sky requirements. The Adviser acknowledges that the Issuer may cooperate with other registered investment advisers in this Offering and has engaged Ministry Partners Securities, LLC, a registered broker-dealer and a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”), to serve as the managing broker-dealer for the Offering.
1.2The Adviser understands and agrees that the Purchase will be effected by the Issuer in reliance upon the information provided by the Adviser. The Adviser will coordinate with the Issuer in providing to the Issuer all necessary account information for the Adviser’s clients. The Adviser further agrees to provide evidence of compliance with applicable laws, including the Investment Advisers Act of 1940 (the “Investment Advisers Act”), as may be reasonably requested by the Issuer. The Adviser understands and agrees that the Issuer will treat orders for each Purchase as unsolicited orders. The Issuer will have final approval regarding the investment in Securities by the Adviser’s clients and may reject any request for a Purchase in its sole discretion.

1.3For each Purchase of a Security, Issuer will pay Managing Broker Dealer 0.25% processing fee on the aggregate amount of a Security purchased in the Offering for services rendered in assisting Issuer in establishing and maintaining an investor account, ensuring that Issuer has current and accurate investor information and providing such other information and liaison services as the Issuer may reasonably request. No commissions or account servicing fees will be paid to Managing Broker Dealer for sales made under this Agreement.
1.4It is understood that no sale shall be regarded as effective unless and until accepted by the Issuer. The Issuer reserves the right in its sole and absolute discretion to accept or reject any subscription for Securities in whole or in part for a period of five (5) days after receipt of the subscription for Securities. Any subscription for Securities not accepted within five (5) days of receipt shall be deemed rejected. The Securities will be offered during a period commencing on the date of the Prospectus and continuing until the earliest of: (i) December 31, 2026, or (ii) a determination by the board of directors to terminate the Offering (the “Offering Termination Date”).
2. Representations and Warranties of the Issuer. The Issuer hereby represents and warrants to the Adviser that:
2.1The Issuer has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of California, has all requisite authority to enter into this Agreement and has all requisite authority to conduct its business as described in the Prospectus.
2.2No defaults exist in the due performance and observance of any material obligation, term, covenant or condition of any agreement or instrument to which the Issuer is a party or by which it is bound.
2.3Subject to the performance of the Issuer’s obligations hereunder, the holders of the Securities (“Security Holders”) will have the rights described in the Prospectus.
2.4Subject to Section 3.3, the Prospectus does not include nor will it include any untrue statement of a material fact nor does it or will it omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
2.5The Issuer will comply with all applicable provisions (including all regulations and rules thereunder) of the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and any applicable state laws or regulations.

The representations and warranties made in this Section 2 are and shall be continuing representations and warranties throughout the term of the Offering. In the event that any of these representations or warranties become untrue, the Issuer will immediately notify the Adviser in writing of the fact which makes the representation or warranty untrue.

3.	Covenants of the Issuer. The Issuer agrees that:
3.1The Issuer will deliver to the Adviser such numbers of copies of the Prospectus and any amendment or supplement thereto, with all appendices thereto, as the Adviser may reasonably request for the purposes contemplated by federal and applicable state securities laws.
3.2The Issuer will comply with all requirements imposed upon it by the rules and regulations of the Securities and Exchange Commission (or “SEC”), and by all applicable state securities laws and regulations, to permit the continuance of offers and sales of the Securities, in accordance with the provisions hereof and in the Prospectus. Issuer will amend or supplement the Prospectus in order to make the Prospectus comply with the requirements of federal and applicable state securities laws and regulations.
3.3If at any time any event occurs as a result of which the Prospectus would include an untrue statement of a material fact or, in view of the circumstances under which it was made, omit to state any material fact necessary to make the statements therein not misleading, the Issuer will notify the Adviser thereof, effect the preparation of an amended or supplemental Prospectus which will correct such statement or omission, and deliver to the Adviser as many copies of such amended or supplemental Prospectus as the Adviser may reasonably request.
3.4The Issuer will apply the net proceeds from the Offering received by it in the manner set forth in the Prospectus.
3.5Subject to the Adviser’s actions and the actions of others in connection with the Offering, the Issuer will comply with all requirements imposed upon it by Securities Act, the regulations thereunder, and applicable state securities laws.
3.6The Issuer will furnish the Security Holders with the reports described in the Prospectus under “Additional Information,” and will deliver to the Adviser one copy of each such report at the time that such reports are furnished to the Security Holders, and such other information concerning the Issuer, as may reasonably be requested.
4.	Duties and Obligations of the Adviser.
4.1Unless otherwise licensed as such, the Adviser shall not act as a broker or dealer, or take any action that would require it to register as a broker or dealer, in connection with a Purchase. The Adviser is not an agent of the Issuer and shall have no obligation to advise its clients to purchase the Securities.
4.2The Adviser shall make no representations to any prospective investor other than those contained in the Prospectus and will not allow any other written materials to be used to describe the potential investment to prospective investors other than the Prospectus or factual summaries and sales brochures of the Offering prepared by the Issuer.
4.3The Adviser will limit its discussion of the offering of the Securities to its clients whom the Adviser has reasonable grounds to believe, and in fact believes, meet the financial suitability and other investor requirements set forth in the Prospectus.
4.4The Adviser will provide each prospective investor with a copy of the

Prospectus and exhibits and appendices thereto during the course of the Offering and before sale and advise each such prospective investor at the time of the initial offering to him or her that the Issuer and/or its agents will, during the course of the Offering and prior to any sale, accord said investor and his or her purchaser representative, if any, including the Adviser, the opportunity to ask questions of and to receive answers from the Issuer and/or its agents concerning the terms and conditions of the Offering and to obtain any additional information, which information is possessed by the Issuer or may be obtained by it without unreasonable effort or expense and which is necessary to verify the accuracy of the information contained in the Prospectus.
4.5In recommending the purchase or sale of the Securities, the Adviser or its representative shall:

4.5.1have reasonable grounds to believe, on the basis of information obtained from the prospective investor concerning his or her investment objectives, other investments, financial situation and needs, and any other information known by the Adviser or an associated person that the prospective investor meets the suitability standards set forth in the Prospectus and the acquisition of the Securities is otherwise a suitable investment for such investor as may be required by all applicable laws, rules and regulations;
4.5.2maintain in the Adviser’s files, for a period of six years following the Offering Termination Date, documents disclosing the basis upon which the above determination of suitability was reached as to each investor.
4.6The Adviser shall not execute any transaction in which an investor invests in the Securities in a discretionary account without first obtaining the written approval of the Adviser’s client.
4.7The Adviser will comply in all respects with the subscription procedures and plan of distribution set forth in the Prospectus.
4.8In the event the Adviser receives any customer funds for the Securities, the Adviser will transmit such customer funds, not later than noon of the next business day following receipt of such funds for the Securities, to the Issuer.
4.9The Adviser shall not recommend the Purchase of Securities to any client in states in which the Adviser is not registered as an investment adviser unless exempt from such registration requirements. The Adviser will furnish to the Issuer upon request a complete list of all persons who have been recommended the Securities and such persons’ places of residence.
4.10The Adviser will immediately bring to the attention of the Issuer any circumstance or fact which causes the Adviser to believe the Prospectus , or any other literature distributed pursuant to the Offering, or any information supplied by prospective investors in their subscription materials, may be inaccurate or misleading.
4.11The Adviser shall thoroughly review all pertinent organizational documents of the Issuer, receipt of which is hereby acknowledged.
4.12The Adviser has and will comply with all applicable laws, regulations and requirements of the Securities Act, the Exchange Act, the Investment Advisers Act and applicable state law.
4.13Neither the Adviser nor any of the Adviser’s officers, representatives, agents, employees, or affiliates will make any verbal or written representations in connection with the Offering that are not consistent with the Prospectus.
5. Representations and Warranties of the Adviser. The Adviser represents and warrants to the Issuer that:
5.1The Adviser is organized, existing and in good standing under the laws of its state of formation.
5.2This Agreement, when executed by the Adviser, will have been duly authorized and will be a valid and binding agreement of the Adviser, enforceable in accordance with its terms.
5.3The consummation of the transactions contemplated herein and those contemplated by the Prospectus will not result in a breach or violation of any order, rule or regulation directed to the Adviser by any court or any federal or state regulatory body or administrative agency having jurisdiction over the Adviser or its affiliates.
5.4The Adviser is, and during the term of this Agreement will be, duly registered as an investment adviser under the Investment Advisers Act, or under one or more state securities laws, and has complied with registration or notice filing requirements of the appropriate regulatory agency in each state in which the Adviser has clients, or is exempt from such registration requirements.
5.5The Adviser has reasonable grounds to believe, based on information made available to it by the Issuer, that all material facts are adequately and accurately disclosed in the Prospectus and provide an adequate basis for evaluating an investment in the Securities.
5.6The Adviser is familiar with federal and state securities laws affecting the offer and sale of securities pursuant to the Securities Act. The Adviser represents and warrants to the Issuer that the Adviser has complied and will continue to comply with such securities laws.
5.7The Adviser’s fee arrangement with the Adviser’s client (i) is not excessive under applicable law and (ii) will not cause the Adviser to be deemed to be engaged in brokerage activities requiring a license as a broker or dealer, where such license has not been obtained.
5.8This Agreement, or any supplement or amendment hereto, may be filed by the Issuer with the SEC, if such should be required, and may be filed with, and may be subject to the approval of, any applicable federal and applicable state securities regulatory agencies, if required.

The representations and warranties made in this Section 5 are and shall be continuing representations and warranties throughout the term of the Offering. In the event that any of these representations or warranties become untrue, the Adviser will immediately notify the Issuer in writing of the fact which makes the representation or warranty untrue.

6.	Duties and Obligations of the Managing Broker-Dealer.
6.1The Managing Broker-Dealer or any person associated with the Managing Broker-Dealer, shall have reasonable grounds to believe, on the basis of information obtained from the Adviser concerning the prospective investor’s investment objectives, other investments, financial situation and needs, and any other information known by the Managing Broker-Dealer or an associated person, that the prospective investor meets the financial suitability and other investor requirements set forth in the Prospectus including the suitability standards set forth therein and the acquisition of the Securities is otherwise a suitable investment for such investor as may be required by all applicable laws, rules and regulations;
6.2The Managing Broker-Dealer will comply in all respects with the subscription procedures and plan of distribution to the extent within the Managing Broker-Dealer’s control as set forth in the Prospectus.

7. Representations and Warranties of the Managing Broker-Dealer. The Managing Broker-Dealer represents and warrants to the Issuer and to the Adviser that:
7.1The Managing Broker-Dealer is a limited liability company duly organized, existing and in good standing under the laws of Delaware.
7.2This Agreement, when executed by the Managing Broker-Dealer, will have been duly authorized and will be a valid and binding agreement of the Managing Broker-Dealer, enforceable in accordance with its terms.
7.3The Managing Broker-Dealer is, and during the term of this Agreement will be, duly registered as a broker-dealer pursuant to the provisions of the Exchange Act, a member in good standing of FINRA, and a broker or dealer duly registered as such in any state where offers are made by the Managing Broker-Dealer as required for the Offering.
7.4The Managing Broker-Dealer will comply with all applicable laws, regulations and requirements of the Securities Act, the Exchange Act, applicable state law and FINRA with respect to the Offering.

The representations and warranties made in this Section 7 are and shall be continuing representations and warranties throughout the term of the Offering. In the event that any of these representations or warranties become untrue, the Managing Broker-Dealer will immediately notify the Adviser in writing of the fact which makes the representation or warranty untrue.

8. Compensation. The Adviser shall not receive compensation or any expense allowance from the Issuer or the Managing Broker-Dealer related to the Purchase.
9. Offering. The Offering of the Securities shall be at the offering price and upon the terms and conditions set forth in the Prospectus and the exhibits, appendices or supplements thereto.
10. General Indemnification by the Issuer. Subject to the conditions set forth below, the Issuer agrees to indemnify and hold harmless the Adviser and each person, if any, who controls the Adviser, against any and all loss, liability, claim, damage and expense whatsoever but limited to actual losses and specifically excluding lost profits and consequential damages (“Loss”) arising out of or based upon:

Any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (as from time to time it is amended and supplemented), or in any application or other document filed in any jurisdiction in order to qualify the Securities for registration or qualification requirements of the securities laws thereof;

The omission or alleged omission from the Prospectus (as from time to time it is amended and supplemented) of a material fact required to be stated therein or necessary to make the statements therein not misleading unless known to the Adviser;

The failure of the Issuer to comply with any of the applicable provisions of the Securities Act, the Exchange Act, or the regulations thereunder, or any applicable state laws or regulations;

Any unauthorized verbal or written representations in connection with the Offering made by the Issuer or its agents (other than by the Adviser or its employees or affiliates), employees or affiliates in violation of the Securities Act, or any other applicable federal or state securities laws and regulations; or

The breach by the Issuer of any term, condition, representation, warranty or covenant of this Agreement.

10.1If any action is brought against the Adviser in respect of which indemnity may be sought hereunder, the Adviser shall promptly notify the party or parties against whom indemnification is to be sought in writing of the institution of such action, and the Issuer shall assume the defense of such action.
10.2The Issuer agrees to promptly notify the Adviser of the commencement of any litigation or proceedings against the Issuer or any of its respective officers, directors, members, managers or agents in connection with the issuance and sale of the Securities or in connection with the Prospectus.
10.3The indemnity provided to the Adviser pursuant to this Section 10 shall not apply to the extent that any Loss arises out of or is based upon any untrue statement or alleged untrue statement of material fact made by the Adviser or any agent of the

Adviser, or any omission or alleged omission of a material fact required to be disclosed by the Adviser or any agent of the Adviser.
11. Indemnification by the Adviser.
11.1Subject to the conditions set forth below, the Adviser agrees to indemnify and hold harmless the Issuer, and its managers, members, and their respective partners, directors, officers, managers, members, employees and agents, and each of their respective attorneys and accountants, against any and all Loss arising out of or based upon:

Any unauthorized verbal or written representations in connection with the Offering made by the Adviser (other than by the Issuer or its employees or affiliates), or the Adviser’s representatives, employees, or affiliates in violation of the Securities Act, or any other applicable federal or state securities laws and regulations;

The Adviser’s failure to comply with any of the applicable provisions of the Securities Act, the Exchange Act, the Investment Advisers Act, applicable requirements and rules of FINRA, or any applicable state laws or regulations;

The breach by the Adviser of any term, condition, representation, warranty, or covenant of this Agreement; or

The failure by any investor in the Securities to comply with the suitability standards set forth in the Prospectus.

11.2If any action is brought against the Issuer or its agents in respect of which indemnity may be sought hereunder, the Issuer or its agents shall promptly notify the Adviser in writing of the institution of such action, and the Adviser shall assume the defense of such action. The Issuer or its agents shall have the right to employ counsel in any such case. The fees and expenses of such counsel shall be at the Adviser’s expense and authorized in writing by the Adviser.
11.3The Adviser agrees to promptly notify the Issuer of the commencement of any litigation or proceedings against the Adviser or any of the Adviser’s officers, directors, partners, affiliates, or agents in connection with the Securities or in connection with the Prospectus.
12. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided pursuant to Sections 10 and 11 is for any reason held to be unavailable from the Issuer, the Adviser as the case may be, the Issuer and the Adviser shall each contribute to the aggregate Loss (including any amount paid in settlement of any action, suit, or proceeding or any claims asserted) in such amounts as a court of competent jurisdiction may determine (or in the case of settlement, in such amounts as may be agreed upon by the parties) in such proportion to reflect the relative fault of the Issuer and the Adviser and their respective owners, managers, members, trustees, directors, officers, employees, agents, attorneys and accountants in connection with the events described in Sections 10 and 11, as the case may be, which resulted in such Loss, as well as any other equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or the Adviser and their respective owners, managers, members, trustees, directors, officers, employees, agents, attorneys and accountants and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such omission or statement.

13. Compliance. All actions, direct or indirect, by the Adviser and its respective agents, members, employees and affiliates, shall conform to requirements applicable to investment advisers under federal and applicable state securities laws, rules and regulations.
14. Privacy Act. To protect Customer Information (as defined below) and to comply as may be necessary with the requirements of the Gramm-Leach-Bliley Act, the relevant state and federal regulations pursuant thereto and state privacy laws, the parties wish to include the confidentiality and non-disclosure obligations set forth herein.
14.1Customer Information. “Customer Information” means any information contained on a customer’s application or other form and all nonpublic personal information about a customer that a party receives from the other party. “Customer Information” shall include, but not be limited to, name, address, telephone number, social security number, health information and personal financial information (which may include consumer account number).
14.2Usage and Nondisclosure. The parties understand and acknowledge that they may be financial institutions subject to applicable federal and state customer and consumer privacy laws and regulations, including Title V of the Gramm-Leach-Bliley Act (15 U.S.C. 6801, et seq.) and regulations promulgated thereunder (collectively, the “Privacy Laws”), and any Customer Information that one party receives from the other party is received with limitations on its use and disclosure. The parties agree that they are prohibited from using the Customer Information received from the other party other than (i) as required by law, regulation or rule, or (ii) to carry out the purposes for which one party discloses Customer Information to the other party pursuant to this Agreement, as permitted under the use in the ordinary course of business exception to the Privacy Laws.
14.3Safeguarding Customer Information. The parties shall establish and maintain safeguards against the unauthorized access, destruction, loss, or alteration of Customer Information in their control which are no less rigorous than those maintained by a party for its own information of a similar nature. In the event of any improper disclosure of any Customer Information, the party responsible for the disclosure shall immediately notify the other party.
14.4Survivability. The provisions of this Section 14 shall survive the termination of this Agreement.
15. Representations and Agreements to Survive Sale and Payment. Except as the

context otherwise requires, all representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements at and as of the Offering Termination Date, and such representations, warranties and agreements by the Adviser and the Issuer, including the indemnity agreements contained in Sections 10 and 11 and the contribution agreements contained in Section 13, shall remain operative and in full force and effect regardless of any investigation made by the Adviser, the Issuer, and/or any controlling person, and shall survive the sale of, and payment for, the Securities.
16. Costs of Offering. The Adviser will pay all of its own costs and expenses, including, but not limited to, all expenses necessary for the Adviser to remain in compliance with any applicable federal or state laws, rules or regulations in order to recommend the Purchase, and the fees and costs of the Adviser’s counsel. The Issuer agrees to pay all expenses incident to the performance of its obligations hereunder, including all expenses incident to filings with federal and state regulatory authorities and to the exemption of the Securities under federal and state securities laws, including fees and disbursements of the Issuer’s counsel, and all costs of reproduction and distribution of the Prospectus and any amendment or supplement thereto.

17. Termination. This Agreement is terminable by any party for any reason whatsoever or for no reason at any time upon written notice to the other parties. Such termination shall not affect the indemnification agreements set forth in Sections 10 and 11 or the contribution agreements contained in Section 12.
18. Construction. This Agreement shall be governed by, subject to and construed in accordance with, the laws of the State of California without regard to conflict of law provisions. Any action relating to or arising out of this Agreement shall be brought only in a court of competent jurisdiction located in Brea, California.
19. Severability. If any portion of this Agreement shall be held invalid or inoperative, then so far as is reasonable and possible (a) the remainder of this Agreement shall be considered valid and operative and (b) effect shall be given to the intent manifested by the portion held invalid or inoperative.
20. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, and together which shall constitute one and the same instrument.
21. Modification or Amendment. This Agreement may not be modified or amended except by written agreement executed by the parties hereto.
22. Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and, if sent to the Adviser, shall be mailed or delivered to [], if sent to the Issuer shall be mailed or delivered to Ministry Partners Investment Company, LLC, 915 W Imperial Highway, Brea, California 92821. The notice shall be deemed to be received on the date of its actual receipt by the party entitled thereto.
23. Parties. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto, their respective successors, legal representatives, heirs and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under, in respect of, or by virtue of, this Agreement or any provision herein contained.
24. Delay. Neither the failure nor any delay on the part of any party to this Agreement to exercise any right, remedy, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall a waiver of any right, remedy, power, or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power, or privilege with respect to any subsequent occurrence.
25. Recovery of Costs. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding (and any additional proceeding for the enforcement of a judgment) in addition to any other relief to which it or they may be entitled.

26. Entire Agreement. This Agreement contains the entire understanding between the parties hereto and supersedes any prior understandings or written or oral agreements between them respecting the subject matter hereof.

If the foregoing correctly sets forth the understanding among the Adviser and the Issuer, please so indicate in the space provided below for that purpose, and return one of the signed copies of this letter agreement to the Issuer in the envelope provided for this purpose, whereupon this letter agreement shall constitute a binding agreement among us.

Very truly yours,

By:

AGREED AND ACCEPTED:

ADVISER:

By: _____________________________________

Name: _____________________________________

Title: _____________________________________

MANAGING BROKER DEALER:

By: _____________________________________

Name: _____________________________________

Title: _____________________________________